Share Purchase Warrant

To Subscribe for and Purchase Common Shares of

                       Symphony Telecom International Inc.

No. 4 Warrant to Purchase a Total of $4,000,000 (CDN) worth of Common Shares

THIS CERTIFIES that, for value received, Telemax Communications Inc. is entitled to subscribe for and purchase from Symphony Telecom International Inc., a corporation organized and existing under the laws of the State of Utah (the "Corporation"), for an aggregate purchase price of $4.00 (CDN) up to October 1, 2001, Common Shares (as hereinafter defined) in the capital of the Corporation having a value, at the time of exercise of the rights under this Warrant of $4,000,000 (CDN) as fully paid and non-assessable Common Shares of the Corporation, subject, however, to the provisions and upon the terms and conditions hereinafter set forth.

1. Exercise of Warrants. The rights represented by this Warrant may be exercised by the holder hereof, in whole or in part (but not as to a fractional share of a Common Share), by the surrender of this Warrant, with the attached Purchase Form duly executed, at the principal office of the Corporation at 347 Bay Street, Suite 500, Toronto, Ontario M5H 2R7 (or such other office or agency of the Corporation as it may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of the Corporation at any time during the period within which the rights represented by this Warrant may be exercised) and upon payment to it for the account of the Corporation, by cash or by certified or bank cashier's cheque, of the purchase price. The Corporation agrees that the shares so purchased shall be and be deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. Certificates for the shares so purchased shall be delivered to the holder hereof within a reasonable time, not exceeding ten (10) days, after the rights represented by this Warrant shall have been so exercised and, unless this Warrant has expired, a new Warrant representing the number of shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof within such time.


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2.       Collateral  Security.  This Warrant  represents  continuing  collateral security by the Corporation to the holder, for all of the Corporation's indebtedness under a Promissory Note (the "Note") dated evenly herewith between the Corporation and its wholly-owned subsidiary, Symphony Telecom Inc. ("STI"), as borrowers, and the holder, as lender, pursuant to which the holder loaned to the Corporation and STI, the sum of $4,000,000 (CDN) upon the terms and conditions contained in the Note. The holder shall be entitled to exercise its rights under this Warrant at such times, and from time to time, if the Corporation or STI default under the Note, for Common Shares of the Corporation equal to the amount then in default under the Note. The purchase price of $4.00
         (CDN) under this Warrant shall be apportioned pro-rata over the number of Common Shares of the Corporation to be issued from time to time under this Warrant.

3.       Covenants of the Corporation. The Corporation hereby agrees as follows:

         (a) all shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and non-assessable and free from any and all taxes, liens and charges with respect to the issue thereof.

         (b) there will be no "hold period" associated with the shares issued to the holder upon exercise of this Warrant.

         (c) during the period within which the rights represented by this Warrant may be exercised, the Corporation will at all times have authorized and reserved a sufficient number of its Common Shares to provide for the exercise of the rights represented by this Warrant.

         (d) the Corporation will carry on and conduct is business in a proper, efficient and businesslike manner and in accordance with good business practice; will keep or cause to be kept proper books of account in accordance with generally accepted accounting practice; and will, if and whenever required in writing by the holder of this Warrant, provide to the holder of this Warrant all annual statements of the Corporation furnished to its shareholders after the date hereof.

4. Common Shares. As used herein the term "Common Shares" shall mean and include the common shares of the Corporation authorized on the date of the original issue of the Warrants and shall also include any shares of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided, however, that the shares purchasable pursuant to this Warrant shall include only shares of such class referred to in the first paragraph hereof and designated as Common Shares in the Corporation's Articles of Incorporation on the date of the original issue of this Warrant or, in case of any reorganization, reclassification, amalgamation or sale of assets of the Corporation, the shares, securities or assets provided for in such paragraph.

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5.       No Fractional  Shares.  Upon the exercise of this  Warrant,  whether in whole or in part, the Corporation shall not be required to issue any fractional shares or script certificates evidencing any fractional interest in shares. In any case where, pursuant to the terms of this Warrant, the holder hereof would be entitled, except for the provisions of this paragraph 5, to receive a fractional share, the number of shares issuable upon such exercise shall be rounded to the next larger whole share if, but only if, such fractional share interest is one-half (1/2) or greater; if such fractional share interest is less than one-half (1/2), it shall be disregarded.

6. Exchange of Warrant. This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the office or agency of the Corporation referred to in paragraph 1 hereof, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of Common Shares which may be subscribed for and purchased hereunder, each such new Warrant to represent the right to subscribe for and purchase such number of Common Shares as shall be designated by such holder hereof at the time of such surrender.

7. Mutilated or Missing Warrants. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of a bond or indemnity satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender or cancellation of this Warrant, the Corporation will issue to the holder hereof a new warrant of like tenor, in lieu of this Warrant, representing the right to subscribe for and purchase the number of Common Shares which may be subscribed for and purchased hereunder.

8. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

IN WITNESS WHEREOF, Symphony Telecom International Inc. has caused this Warrant to be signed by its duly authorized officers under its corporate seal, and this Warrant to be dated as of July 31, 2000.

                                          SYMPHONY TELECOM INTERNATIONAL INC.


                                          Per: /s/  Daniel G. Cullen
                                               ---------------------------------
                                               Name:    Dan Cullen
                                               Title:   President


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                                  Purchase Form

                [to be signed only upon Exercise of this Warrant]


The undersigned hereby exercises the within Warrant for the purchase of Common Shares covered by such warrant and in accordance with the terms and conditions thereof, and herewith makes payment of the exercise price in full.

The Corporation is instructed to issue certificates for such shares and any new Warrant to which the undersigned may be entitled on partial exercise hereof in the name of the undersigned and to deliver the same at the address indicated.


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                                       Name


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                                       Address


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                                       Purchaser's Signature